Exhibit 99.1
Crescent Energy Reports First Quarter 2023 Financial and Operating Results
Declares Cash Dividend of $0.12 per Share, Consistent with Return of Capital Framework
Continues Opportunistic Growth Through Western Eagle Ford Bolt-On Acquisition

Houston, May 10, 2023 – Crescent Energy Company (NYSE: CRGY) today announced financial and operating results for the first quarter of 2023 and declared a quarterly cash dividend for the period of $0.12 per share. Crescent has provided a supplemental slide deck on its first quarter results, which can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CDT, Thursday, May 11, 2023. Details can be found in this release.

First Quarter 2023 Highlights
–Reported $256 million of net income and $54 million of Adjusted Net Income(1)
–Generated $232 million of Adjusted EBITDAX(1) and $240 million of Operating Cash Flow
–Produced 137 MBoe/d; oil and liquids composed of 43% and 57% of volumes, respectively
–Capital investments totaled $202 million, in line with expectations for the year; annual capex guidance unchanged
–Exited the first quarter at 1.0x Net LTM Leverage(1), in line with the Company's long-term target
–Greater than $1 billion of liquidity at quarter-end, following successful $400 million opportunistic high yield offering in February
–Announced an accretive Western Eagle Ford bolt-on acquisition of operated interest in existing non-operated assets from Mesquite Energy, which is expected to close early in the third quarter, subject to customary closing conditions

Crescent CEO David Rockecharlie said, “We had solid results in the first quarter and continued to execute on our proven business model that provides a stable, low-risk base business and opportunistic growth through our acquisition strategy. Our average daily production was in the upper half of our annual outlook range, and we continued to deliver operational efficiencies. Our strong operational performance and debt reduction during last year's period of higher commodity prices positioned us well to be opportunistic in today's market. Our recent Eagle Ford bolt-on acquisition adds long-life production and significantly expands our development inventory at an attractive valuation. We believe this acquisition meaningfully enhances the value of our business through increased scale and operatorship in a core area for Crescent."

First Quarter 2023 Results
Crescent reported $256 million of net income and $54 million of Adjusted Net Income(1) in the first quarter. The Company generated $232 million of Adjusted EBITDAX(1) and $240 million of Operating Cash Flow for the period. Levered Free Cash Flow(1) for the period was $1 million, as drilling and completion efficiencies moved a larger portion of the annual capex program into the end of the first quarter. However, annual capex guidance remains unchanged.

First quarter production averaged 137 net MBoe/d (composed of 43% oil and 57% liquids). The slight decrease quarter-over-quarter was primarily related to winter weather. Average realized prices per Boe for the first quarter, including and excluding the effect of commodity derivatives, were $43.10 and $46.94, respectively. Crescent's average realized natural gas price, excluding derivative settlements, totaled $5.14 per MMBtu for the quarter, a 150% premium to Henry Hub, driven by exposure to West Coast markets.

First quarter operating expense and adjusted operating expense excluding production and other taxes(1), stated on a per Boe basis, were $22.12 and $16.57, respectively. Operating expenses were impacted by higher-cost residue gas related to increased natural gas prices, which were more than offset by higher realized prices. Adjusting for these costs, Crescent's adjusted operating expense per Boe was in line with expectations. G&A expense and Adjusted Recurring Cash G&A(1) (includes Manager Compensation and excludes non-cash equity-based compensation) each totaled $21 million.

Crescent operated one rig in the Uinta and one rig in the Eagle Ford during the first quarter and incurred capital investments of $202 million. The Company drilled 15 gross operated wells (seven in the Eagle Ford and eight in the Uinta) and brought online 18 gross operated wells (13 in the Eagle Ford and five in the Uinta). Per-well capital costs were in line with expectations and wells were brought online slightly ahead of schedule driven by operational efficiencies, including faster drill times. Crescent reaffirmed its $575 - $650 million 2023 capital budget, which takes into account accelerated first quarter activity and excludes any additional activity related to the Western Eagle Ford bolt-on acquisition.

Financial Position
Crescent maintains a strong balance sheet and a low leverage profile. As of March 31, 2023, the Company had total long-term debt of $1.3 billion, a Net LTM Leverage(1) ratio of 1.0x, in-line with its stated long-term target and liquidity of $1.1 billion.

In February 2023, the Company issued $400 million aggregate principal amount of 9.250% Senior Unsecured Notes due 2028 (together with the 7.250% Senior Unsecured Notes due 2026, the "Senior Notes") and used net proceeds to repay amounts outstanding on its revolving credit facility (the "Revolving Credit Facility"). The offering demonstrated Crescent's commitment to balance sheet strength and increased its liquidity.

Return of Capital
Consistent with the Company’s framework to return cash to shareholders, the Company's board of directors (the "Board") approved a first quarter cash dividend of $0.12 per share, which is in-line with Crescent's fixed-within-a-framework policy to distribute 10% of Adjusted EBITDAX at guidance pricing. The first quarter cash dividend is payable on June 7, 2023, to shareholders of record as of the close of business on May 24, 2023. Any payment of future dividends is subject to Board approval and other factors.

Risk Management
Crescent utilizes hedges to manage commodity price risks, support the balance sheet and protect returns on invested capital. Consistent with its strategy, the Company added hedges in connection with the signing of the Western Eagle Ford acquisition to protect returns on invested capital. Complete details on the Company's derivative positions can be found in its investor presentation located at https://ir.crescentenergyco.com/events-presentations/.

Western Eagle Ford Bolt-On
On May 2, 2023, Crescent announced that it had entered into a definitive purchase agreement to acquire operatorship and incremental working interest in its existing Western Eagle Ford assets from Mesquite Energy, Inc. for total consideration of $600 million in cash, subject to customary purchase price adjustments. The accretive acquisition is consistent with Crescent’s strategy of acquiring high-value, cash flowing assets while maintaining financial strength and is expected to close early in the third quarter of 2023, subject to customary closing conditions. The Company expects to update its 2023 outlook to incorporate the acquisition upon closing.

First Quarter 2023 Conference Call Information

Crescent plans to host a conference call to discuss its first quarter 2023 financial and operating results at 10 a.m. CDT on Thursday, May 11, 2023. Complete details are below. A webcast replay will be available on the website following the call. Crescent has provided an investor presentation on its first quarter 2023 results on its website, www.crescentenergyco.com.

Date: Thursday, May 11, 2023
Time: 10 a.m. CDT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: https://ir.crescentenergyco.com/events-presentations/

About Crescent Energy Company
Crescent is a well-capitalized, U.S. independent energy company with a portfolio of low-decline assets in proven regions across the lower 48 states that generate substantial cash flow supported by a predictable base of production. Crescent’s core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy management has employed since 2011. The Company’s mission is to invest in energy assets and deliver better returns through strong operations and stewardship. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, including with respect to the Uinta Transaction. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil; uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results; federal and state regulations and laws; the impact of pandemics such as COVID-19; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including recent production cuts by OPEC; the impact of armed conflict, including in Ukraine; the impact of disruptions in the bank and capital markets; the timing and success of business development efforts, including acquisition and disposition opportunities; our reliance on our external manager; sustained cost inflation and central bank policy changes associated therewith; and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
On March 30, 2022, Crescent closed the acquisition of Uinta Basin assets (the "Uinta Transaction"). Referenced results for the three months ended March 31, 2022 do not include contribution from the Uinta Basin assets before closing.

While OpCo Units and corresponding shares of Class B Common Stock are outstanding in our "Up-C" structure, and in accordance with the terms of our Management Agreement under which Class A shareholders bear only their proportionate share of Manager Compensation, portions of Manager Compensation, income tax provision (benefit) amounts and dividends paid corresponding to such ownership are required to be classified as distributions to redeemable noncontrolling interests rather than G&A expense, income tax provision (benefit), and dividends paid to Class A Common Stock, respectively. We define those redeemable noncontrolling interest ("RNCI") distributions made by OpCo related to (i) Manager Compensation as “Manager Compensation RNCI Distributions,” (ii) income tax provision (benefit) as “Income Tax RNCI Distributions,” and (iii) dividends paid as “Dividend RNCI Distributions.”

To facilitate comparison of our G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) to peer companies with varying corporate and management structures, Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance, are presented assuming the full redemption of all outstanding OpCo Units for shares of our Class A Common Stock and a corresponding cancellation of all shares of our Class B Common Stock. Management believes this presentation is most useful to investors, as the full amounts of Manager Compensation as G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) are thereby reflected as such.

Crescent Operational Summary

	For the three months ended
	March 31, 2023	March 31, 2022	December 31, 2022
Average daily net sales volumes:
Oil (MBbls/d)	59	44	63
Natural gas (MMcf/d)	351	333	352
NGLs (MBbls/d)	19	20	18
Total (MBoe/d)	137	120	139
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$69.99	$93.47	$77.06
Natural gas ($/Mcf)	5.14	4.77	5.58
NGLs ($/Bbl)	24.84	38.97	29.15
Total ($/Boe)	46.94	54.28	52.50
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)(3)	$62.83	$68.36	$66.97
Natural gas ($/Mcf)	4.61	3.11	3.48
NGLs ($/Bbl)	29.21	24.81	29.85
Total ($/Boe)	43.10	38.02	42.74
Expense (per Boe)
Operating expense	$22.12	$20.27	$19.92
Depreciation, depletion and amortization	11.92	9.16	12.29
General and administrative expense	1.73	2.08	1.99
Non-GAAP expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(2)	$16.57	$14.87	$14.65
Adjusted Recurring Cash G&A(1)	1.69	1.69	1.73

Crescent Income Statement

(Unaudited)
	For the three months ended
(in thousands, except per share data)	March 31, 2023	March 31, 2022
Revenues:
Oil	$372,336	$372,509
Natural gas	162,021	143,311
Natural gas liquids	42,523	71,179
Midstream and other	13,257	11,911
Total revenues	590,137	598,910
Expenses:
Lease operating expense	130,954	94,823
Workover expense	12,571	9,959
Asset operating expense	22,218	16,619
Gathering, transportation and marketing	47,403	48,276
Production and other taxes	54,923	46,484
Depreciation, depletion and amortization	146,483	99,019
Exploration expense	—	91
Midstream operating expense	3,779	3,078
General and administrative expense	21,238	22,522
(Gain) loss on sale of assets	—	(4,790)
Total expenses	439,569	336,081
Income (loss) from operations	150,568	262,829
Other income (expense):
Gain (loss) on derivatives	150,310	(673,486)
Interest expense	(29,320)	(16,524)
Other income (expense)	250	(1,499)
Income (loss) from equity affiliates	163	948
Total other income (expense)	121,403	(690,561)
Income (loss) before taxes	271,971	(427,732)
Income tax benefit (expense)	(16,360)	21,725
Net income (loss)	255,611	(406,007)
Less: net (income) loss attributable to noncontrolling interests	(149)	(470)
Less: net (income) loss attributable to redeemable noncontrolling interests	(195,668)	321,477
Net income (loss) attributable to Crescent Energy	$59,794	$(85,000)
Net income (loss) per share:
Class A common stock – basic	$1.24	$(2.03)
Class A common stock – diluted	$1.24	$(2.03)
Class B common stock – basic and diluted	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	48,282	41,954
Class A common stock - diluted	48,665	41,954
Class B common stock – basic and diluted	118,645	127,536

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2023	December 31, 2022
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,930	$—
Accounts receivable, net	467,592	457,071
Accounts receivable – affiliates	2,771	2,681
Derivative assets - current	19,460	14,878
Drilling advances	10,541	14,655
Prepaid and other current assets	36,747	27,454
Total current assets	540,041	516,739
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	7,308,862	7,113,819
Unproved	307,925	314,255
Oil and natural gas properties at cost, successful efforts method	7,616,787	7,428,074
Field and other property and equipment, at cost	191,531	176,831
Total property, plant and equipment	7,808,318	7,604,905
Less: accumulated depreciation, depletion, amortization and impairment	(2,303,470)	(2,167,135)
Property, plant and equipment, net	5,504,848	5,437,770
Derivative assets – noncurrent	8,548	—
Investment in equity affiliates	12,602	15,038
Other assets	45,670	50,302
TOTAL ASSETS	$6,111,709	$6,019,849

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2023	December 31, 2022
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$566,156	$524,690
Accounts payable – affiliates	39,513	27,652
Derivative liabilities – current	154,149	312,975
Financing lease obligations – current	3,543	3,341
Other current liabilities	22,755	25,091
Total current liabilities	786,116	893,749
Long-term debt	1,244,587	1,247,558
Derivative liabilities – noncurrent	19,578	63,737
Asset retirement obligations	353,674	346,868
Deferred tax liability	163,196	147,348
Financing lease obligations – noncurrent	7,149	7,412
Other liabilities	13,763	14,183
Total liabilities	2,588,063	2,720,855
Commitments and contingencies
Redeemable noncontrolling interests	2,607,169	2,436,703
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 49,433,154 shares issued, and 48,282,163 shares outstanding as of March 31, 2023 and December 31, 2022	5	5
Class B common stock, $0.0001 par value; 500,000,000 shares authorized and 118,645,323 shares issued and outstanding as of March 31, 2023 and December 31, 2022	12	12
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Treasury stock, at cost; 1,150,991 shares of Class A common stock as of March 31, 2023 and December 31, 2022	(18,448)	(18,448)
Additional paid-in capital	806,399	804,587
Retained earnings (accumulated deficit)	113,543	61,957
Noncontrolling interests	14,966	14,178
Total equity	916,477	$862,291
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,111,709	$6,019,849

Crescent Cash Flow Statement

(Unaudited)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:	(in thousands)
Net income (loss)	255,611	$(406,007)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	146,483	99,019
Deferred income tax expense (benefit)	15,848	(26,675)
(Gain) loss on derivatives	(150,310)	673,486
Net cash (paid) received on settlement of derivatives	(47,157)	(175,801)
Non-cash equity-based compensation expense	7,605	11,115
Amortization of debt issuance costs and discount	1,050	1,597
(Gain) loss on sale of oil and natural gas properties	—	(4,790)
Restructuring of acquired derivative contracts	—	(51,994)
Settlement of acquired derivative contracts	(18,647)	—
Other	(5,125)	(2,781)
Changes in operating assets and liabilities:
Accounts receivable	(8,952)	(179,180)
Accounts receivable – affiliates	(90)	15,206
Prepaid and other current assets	(4,586)	(14,469)
Accounts payable and accrued liabilities	34,681	174,512
Accounts payable – affiliates	11,861	23,611
Other	1,818	442
Net cash provided by operating activities	240,090	137,291
Cash flows from investing activities:
Development of oil and natural gas properties	(190,478)	(93,816)
Acquisitions of oil and natural gas properties	(11,353)	(620,342)
Proceeds from the sale of oil and natural gas properties	4,890	764
Purchases of restricted investment securities – HTM	(1,780)	(1,800)
Maturities of restricted investment securities – HTM	1,800	1,800
Other	1,808	—
Net cash used in investing activities	(195,113)	(713,394)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	394,000	199,250
Revolving Credit Facility borrowings	218,000	771,000
Revolving Credit Facility repayments	(613,400)	(373,000)
Payment of debt issuance costs	(2,621)	(13,081)
Dividend to Class A common stock	(8,208)	(5,035)
Distributions to redeemable noncontrolling interests related to Class A common stock dividend	(20,171)	(15,323)
Distributions to redeemable noncontrolling interests related to Manager Compensation	(9,471)	(2,726)
Distributions to redeemable noncontrolling interests related to income taxes	(54)	—
Noncontrolling interest distributions	(924)	(645)
Noncontrolling interest contributions	3	1,533
Other	(826)	(456)
Net cash (used in) provided by financing activities	(43,672)	561,517
Net change in cash, cash equivalents and restricted cash	1,305	(14,586)
Cash, cash equivalents and restricted cash, beginning of period	15,304	135,117
Cash, cash equivalents and restricted cash, end of period	$16,609	$120,531

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent's management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, realized (gain) loss on interest rate derivatives, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivative contracts, impairment expense, non-cash equity-based compensation, gain (loss) on sale of assets, other (income) expense, Manager Compensation RNCI Distributions, transaction and nonrecurring expenses and settlement of acquired derivative contracts. Management believes Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to financing methods, corporate form or capital structure. The Company adjusts net income (loss) for the items listed above in arriving at Adjusted EBITDAX because these amounts can vary substantially within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or nonrecurring items. Crescent’s computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and the Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash deferred financing cost amortization, realized gain (loss) on interest rate derivatives, current income tax benefit (expense), Tax RNCI Distributions and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions or proceeds received from asset sales. Levered Free Cash Flow is not a measure of performance as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP performance measure that is used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Levered Free Cash Flow is a useful performance measure because it allows for an effective evaluation of operating and financial performance and the ability of the Company’s operations to generate cash flow that is available to reduce leverage or distribute to equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual operating performance or investing activities. The Company’s computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net income (loss)	$255,611	$(406,007)
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	29,320	16,524
Income tax expense (benefit)	16,360	(21,725)
Depreciation, depletion and amortization	146,483	99,019
Exploration expense	—	91
Non-cash (gain) loss on derivatives	(197,467)	497,685
Non-cash equity-based compensation expense	7,605	11,115
(Gain) loss on sale of assets	—	(4,790)
Other (income) expense	(250)	1,499
Manager Compensation RNCI Distributions	(9,471)	(10,064)
Transaction and nonrecurring expenses(4)	2,435	11,559
Settlement of acquired derivative contracts(5)	(18,647)	—
Adjusted EBITDAX (non-GAAP)	$231,979	$194,906
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash deferred financing cost amortization	(28,270)	(14,927)
Current income tax benefit (expense)	(512)	(4,950)
Tax RNCI Distributions	(12)	—
Development of oil and natural gas properties	(201,687)	(85,480)
Levered Free Cash Flow (non-GAAP)	$1,498	$89,549

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net cash provided by operating activities	$240,090	$137,291
Changes in operating assets and liabilities	(34,732)	(20,122)
Restructuring of acquired derivative contracts(6)	—	51,994
Manager Compensation RNCI Distributions	(9,471)	(10,064)
Tax RNCI Distributions	(12)	—
Transaction and nonrecurring expenses(4)	2,435	11,559
Other	4,875	4,371
Adjusted cash provided by operating activities	$203,185	$175,029
Development of oil and natural gas properties	(201,687)	(85,480)
Levered Free Cash Flow (non-GAAP)	$1,498	$89,549

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance.

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net income (loss)	$255,611	$(406,007)
Unrealized (gain) loss on derivatives	(197,467)	497,685
Non-cash equity-based compensation expense	7,605	11,115
(Gain) loss on sale of assets	—	(4,790)
Manager Compensation RNCI Distributions	(9,471)	(10,064)
Transaction and nonrecurring expenses(4)	2,435	11,559
Settlement of acquired derivative contracts(5)	(18,647)	—
Tax effects of adjustments(7)	13,939	(30,938)
Adjusted Net Income (non-GAAP)	$54,005	$68,560

Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding non-cash equity-based compensation and transaction and nonrecurring expenses, and including Manager Compensation RNCI Distributions. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it facilitates the ability for investors to compare Crescent's cash G&A expense against peer companies.

As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
General and administrative expense	$21,238	$22,522
Less: non-cash equity-based compensation expense	(7,605)	(11,115)
Less: transaction and nonrecurring expenses(8)	(2,368)	(3,144)
Plus: Manager Compensation RNCI Distributions	9,471	10,064
Adjusted Recurring Cash G&A	$20,736	$18,327

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Income Tax RNCI Distributions. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed for taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
Current income tax provision (benefit)(9)	$512	$4,950
Tax RNCI Distributions	12	—
Adjusted Current Income Tax	$524	$4,950

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Dividend RNCI Distributions. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	For the three months ended
	March 31, 2023	March 31, 2022
	(in thousands)
Dividend to Class A common stock	$8,208	$5,035
Dividend RNCI Distributions	20,171	15,323
Adjusted Dividends Paid	$28,379	$20,358

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility.

Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

March 31, 2023
(in millions)
Total principal debt(10)	$1,264
Less: cash and cash equivalents	(3)
Net Debt	$1,261

LTM Adjusted EBITDAX for Leverage Ratio	$1,271

Net LTM Leverage	1.0x

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing expense and midstream and other revenue net of expense.
(3)Does not include the $18.6 million and $10.9 million impact from the settlement of acquired derivative contracts in the first quarter of 2023 and fourth quarter of 2022, respectively. Total average realized prices, after effects of derivatives settlements would have been $41.58/Boe for the first quarter of 2023 and $41.89/Boe for the fourth quarter of 2022 taking into consideration the impact of acquired derivatives.
(4)Transaction and nonrecurring expenses of $2.4 million for the three months ended March 31, 2023 were primarily related to (i) system integration expenses. Transaction and nonrecurring expenses of $11.6 million for the three months ended March 31, 2022 were primarily related to (i) legal, consulting, transition service agreement costs, related restructuring of acquired derivative contracts, and other fees incurred for the Uinta Transaction and the series of transactions pursuant to which we indirectly combined the businesses of Contango Oil & Gas Company and Independence Energy LLC (the "Merger Transactions"), (ii) severance costs subsequent to the Merger Transactions, (iii) merger integration costs and (iv) acquisition and debt transaction related costs.
(5)Represents the settlement of certain oil commodity derivative contracts acquired in connection with the Uinta Transaction.
(6)In connection with the Uinta Transaction, Crescent acquired commodity derivative liabilities totaling $180 million from the seller, which reduced the cash cost at closing of the Uinta Transaction. Concurrent with the close of the transaction, Crescent settled certain of these acquired oil commodity derivative positions and entered into new commodity derivative contracts for 2022 with a swap price of $75 per barrel for a net cost of $52 million.
(7)The tax effects of adjustments are calculated using our estimated blended statutory rate of approximately 6% (after excluding noncontrolling interests) for the three months ended March 31, 2023 and March 31, 2022.
(8)Transaction and nonrecurring expenses of $2.4 million for the three months ended March 31, 2023, were primarily related to system integration expenses. Transaction and nonrecurring expenses of $3.1 million for the three months ended March 31, 2022, were primarily related to legal, consulting and other fees related to the Merger Transactions.
(9)Current income tax provision (benefit) is the amount of income tax (benefit) expense recognized in our statements of operations for the three months ended March 31, 2023 and March 31, 2022. Actual cash paid (refunded) for income taxes for the three months ended March 31, 2023 and March 31, 2022, was $20 thousand and $(7) thousand, respectively.
(10)Excludes $19.5 million of unamortized debt discount and issuance costs.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.